UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2011

CLEAR-LITE HOLDINGS, INC.
(Exact Name of Registrant As Specified In Charter)

Nevada	000-52877	20-8257363
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

102 NE 2nd Street, PMB 400 Boca Raton, FL 33432-3908
(Address of Principal Executive Offices)

(561) 544-6966
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Board Member, Chief Executive Officer, President, Secretary

On April 26, 2011, Paul Niedermeyer resigned from his respective positions as Board Member, Chief Executive Officer, President, and Secretary of Clear-Lite Holdings, Inc. (the “Company”).  His resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.  A copy of Mr. Niedermeyer’s resignation letter is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.

Appointment of Chief Executive Officer and Director

On April 26, 2011, the board of directors of the Company appointed Milton C. Ault III as the Company’s Interim Chief Executive Officer. The search for a permanent Chief Executive Officer has begun and expected to be completed within a short period of time. Also the search has begun for a member of the Board of Directors which is also scheduled to be completed within a short period of time. Mr. Ault is also the Company’s Chairman.

Family Relationships

Mr. Ault does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Resignation Letter of Paul E. Niedermeyer, dated April 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR-LITE HOLDINGS, INC.

Date: April 27, 2011	By:	/s/ Milton C. Ault III
Milton C. Ault III
Chief Executive Officer